UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   September 23, 2012

Digital Domain Media Group, Inc.
(Exact name of registrant as specified in its charter)

Florida	001-35325	27-0449505
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10250 SW Village Parkway, Port St. Lucie, Florida	34987
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (772) 345-8000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

 In connection with its ongoing Chapter 11 case in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), Digital Domain Media Group, Inc. (the “Company”) conducted, pursuant to bid procedures approved by the Bankruptcy Court (the “Bid Procedures”), an auction under Section 363 of the federal Bankruptcy Code for the sale of certain assets, and announced on September 23, 2012 that a joint venture, led by Galloping Horse America, LLC, in partnership with Reliance MediaWorks (USA), Inc. (“Galloping Horse – Reliance”), submitted the winning bid to acquire all assets constituting the businesses of Digital Domain Productions, Inc. (“Digital Domain”), and certain of its operating subsidiaries, for a purchase price of $30.2 million (the “Proposed Sale”).  A copy of the press release, dated September 23, 2012, announcing the winning bidder is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On September 25, 2012, the Bankruptcy Court issued an order approving the Proposed Sale and an asset purchase agreement (the “Asset Purchase Agreement”) between the Company and Galloping Horse-Reliance was executed.  Under the Asset Purchase Agreement, the Company agreed to sell the assets (the “Assets”) of Digital Domain and its operating subsidiaries in the United States and Canada, including Mothership Media, Inc. (“Mothership”), to Galloping Horse – Reliance.  The transactions contemplated by the Asset Purchase Agreement were consummated on September 27, 2012; upon such consummation, Digital Domain and Mothership, and the assets of such other operating subsidiaries, became wholly owned by Galloping Horse – Reliance.

Item 1.03.  Bankruptcy or Receivership.

The information set forth above under Item 1.01 is incorporated by reference into this Item 1.03.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

As disclosed above in Item 1.01, on September 25, 2012, the Company entered into the Asset Purchase Agreement with Galloping Horse-Reliance with respect to the sale of the Assets.  On September 27, 2012, the Company completed the sale of the Assets and received $30.2 million in cash as consideration from Galloping Horse-Reliance for the sale.  The sale price for the Assets was determined in accordance with the Bid Procedures.

On July 8, 2011, Digital Domain entered into a Joint Marketing and Production VFX Services Agreement with an affiliate of Reliance MediaWorks (USA), Inc., as disclosed in the Company’s Rule 424(b)(4) Prospectus filed with the Securities and Exchange Commission (“SEC”) on November 21, 2011, under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Joint Marketing and Production VFX Services Agreement”; this agreement was amended by the parties thereto and the Company on August 14, 2012, as disclosed in Item 1.01 of a Current Report on Form 8-K filed by the Company with the SEC on August 20, 2012. On March 30, 2012, the Company entered into an Amended and Restated Formation and Joint Venture Agreement with an affiliate of Galloping Horse America, LLC, as described in Item 1.01 of  a Current Report on Form 8-K filed by the Company with the SEC on April 5, 2012.

The information set forth above under Item 1.01 is incorporated by reference into this Item 2.01.

The foregoing description of the terms of the Asset Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Asset Purchase Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(b)       Pro Forma Financial Information.

The pro forma financial information required to be disclosed in connection with the sale of the Assets will be filed subsequently by amendment to this Current Report on Form 8-K.

(d)       Exhibits.

The following Exhibits are filed as a part of this Current Report on Form 8-K:

Exhibit No.	Description

2.1
Asset Purchase Agreement, dated as of September 24, 2012, among Digital Domain Media Group, Inc., Galloping Horse America, LLC and the subsidiaries of Digital Domain Media Group, Inc. signatories thereto.

99.1	Press Release, dated September 23, 2012, issued by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital Domain Media Group, Inc.

Dated: September 28, 2012	By:	/s/ Edwin C. Lunsford, III
Edwin C. Lunsford, III
Senior Vice President and
General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1
Asset Purchase Agreement, dated as of September 24, 2012, among Digital Domain Media Group, Inc., Galloping Horse America, LLC and the subsidiaries of Digital Domain Media Group, Inc. signatories thereto.

99.1	Press Release, dated September 23, 2012, issued by the Company.